UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	January 19, 2006

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.      Material Impairments.

        On January 19, 2006, the Senior Executive Vice President and Chief Financial Officer of Alliant Energy Corporation (the “Company”) concluded that the Company expects to incur a material non-cash pre-tax asset valuation charge in the fourth quarter of 2005 of approximately US$198 million relating to the Company’s investments in Brazil as a result of the Company’s acceptance of an offer to sell all of its investments in Brazil (the “Transaction”). The amount of the valuation charge after taxes is expected to be approximately US$123 million.

        The valuation charge consists of the following components:

•	A non-cash pre-tax asset valuation charge of US$106 million (after-tax charge of US$62 million, or $0.53 per share) based on the terms of the sales agreement
•	Inclusion of the cumulative foreign currency translation loss related to the Company’s Brazil investments in its fourth quarter 2005 impairment evaluation. The Company’s pre-tax foreign currency translation loss related to its Brazil investments was US$92 million as of December 31, 2005. Such amount is included in accumulated other comprehensive loss on the Company’s balance sheet. The Company estimates the non-cash after-tax charge related to including the cumulative foreign currency translation loss in its impairment evaluation will be approximately US$61 million (or $0.52 per share).

        The charge will be a component of the Company’s results from continuing operations.

        The charge will not result in future cash expenditures by the Company.

        The press release the Company issued announcing the impairment charge discussed above is filed as Exhibit 99.1 and incorporated by reference herein.

Item 8.01.      Other Events.

        On January 19, 2006, the Company issued a press release announcing that the Company, through its subsidiaries, accepted an offer to sell all of its investments in Brazil to Brazil-based Antonio José de Almeida Carneiro and Sobrapar Sociedade Brasileira de Organização e Participações Ltda. for US$152 million. The press release the Company issued announcing the acceptance of the offer is filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(99.1)	Press Release dated January 19, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
Date: January 19, 2006	By: /s/ John E. Kratchmer
John E. Kratchmer
Vice President-Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 19, 2006